UNITED STATES

Exhibit 10.1

SUBSCRIPTION AGREEMENT FOR COMMON SHARES

TO:    DIRTT Environmental Solutions Ltd. (the “Corporation”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase such number of common shares (“Shares”) in the capital of the Corporation that is equal to the aggregate subscription amount set forth below, as may be adjusted in accordance with this Subscription Agreement (the “Aggregate Subscription Amount”), divided by the Subscription Price (as defined herein), upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for Shares of DIRTT Environmental Solutions Ltd.” attached hereto (together with this page and the attached Exhibits, the “Subscription Agreement”). In addition to this face page, the Subscriber must also complete Exhibit 1 attached hereto.

22NW Fund, LP	Aggregate Subscription Amount (subject to adjustment as set forth in this Subscription Agreement):
(Name of Subscriber - please print)

By: /s/ Aron English
(Authorized Signature)	US$500,000

Manager of 22NW Fund GP, LLC, its general partner
(Official Capacity or Title - please print)
Aron English	Number of Shares Subscribed (to be filled in by the Corporation after calculation):
(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)

[***]
(Subscriber’s Address)	Aggregate Subscription Amount (subject to adjustment as set forth in this Subscription Agreement) / Subscription Price

[***]
(Telephone Number)

[***]
(E-Mail Address)

Register the Shares as set forth below (if different from above):	Deliver the Shares as set forth below:

(Name)	(Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Address)	(Contact Name)

(Address)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

November 14, 2022.

DIRTT Environmental Solutions Ltd.

By:	/s/ Brad Little
Brad Little Chief Financial Officer

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TERMS AND CONDITIONS OF SUBSCRIPTION FOR

SHARES OF DIRTT ENVIRONMENTAL SOLUTIONS LTD.

Terms of the Offering

1.    The Subscriber acknowledges that this subscription is subject to rejection, acceptance or allotment by the Corporation in its sole discretion in whole or in part at any time.

2.    The Subscriber acknowledges that the Shares subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of Shares having aggregate proceeds of approximately US$3,000,000 (the “Offering”) at a subscription price (the “Subscription Price”) equal to the greater of (i) the consolidated closing bid price of the Shares on the Nasdaq Global Select Market (“Nasdaq”) immediately preceding the entering into of this Subscription Agreement; and (ii) the volume weighted average trading price on the Toronto Stock Exchange (“TSX”) for the five trading days immediately following the announcement of the Offering; but that completion of the Offering is not subject to the Corporation receiving any minimum amount of subscriptions, and therefore, any funds invested are available to the Corporation and will be paid to the Corporation on the Closing Date and need not be refunded to the Subscriber unless the Closing does not occur.

If the aggregate number of Shares issuable pursuant to the Offering exceeds 8,871,494 Shares, being the maximum number of Shares that may be issued without shareholder approval under the rules of the Nasdaq or the TSX (the “Maximum Share Amount”), then the Subscriber agrees that (i) the size of the Offering shall be reduced to at least the Maximum Share Amount; (ii) if the Subscriber is a director or executive officer of the Corporation (an “Individual Subscriber”), such Individual Subscriber agrees that its Aggregate Subscription Amount as set forth on the cover page of this Subscription Agreement shall not be reduced, notwithstanding any reductions made pursuant to this Section 2 to the number of Shares issued pursuant to the Offering; and (iii) if the Subscriber is either of 22NW Fund, LP (“22NW”), or 726 BC LLC or 726 BF LLC (together, “726”) (each of 22NW and 726 is a “Fund Subscriber”), such Fund Subscriber agrees that it will be allocated such number of Shares that is equal to the aggregate amount of Shares issued pursuant to the Offering less the aggregate number of Shares issuable to the Individual Subscribers, allocated on a pro rata basis among the Fund Subscribers based on each Fund Subscriber’s Aggregate Subscription Amount as set forth on the cover page of this Subscription Agreement. The Subscriber acknowledges that the Corporation may also issue Shares at the Subscription Price in settlement of an outstanding debt of the Corporation.

Representations, Warranties and Covenants of the Subscriber

3.    The Subscriber represents, warrants and covenants to the Corporation and its counsel (and acknowledges that the Corporation and its counsel are relying thereon) that both at the date hereof and at the Closing Time (as defined herein):

(a)

it understands that an investment in the Shares is speculative and that such investment should be made only by those who have sufficient financial resources to afford a total loss of their investment; and

(b)

it has been independently advised as to restrictions with respect to trading in the Shares imposed by applicable securities laws in the jurisdiction in which it resides, confirms that no representation (written or oral) has been made to it by or on behalf of the Corporation with respect thereto other than as set forth herein; and

(c)

it acknowledges that it is aware of the characteristics of the Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Shares except in accordance with limited exemptions under applicable securities laws and regulatory policy (including applicable federal, state, provincial and local laws and regulations of the United States and Canada) until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and

(d)

it has been advised to consult its own legal counsel for full particulars of the resale or other transfer restrictions applicable to it and that it is the Subscriber’s responsibility to comply with all resale or transfer restrictions before selling or transferring the Shares; and

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(e)

it acknowledges that the certificates, if any, representing the Shares shall have endorsed thereon the following legends (in addition to any legend set forth in Exhibit 1) setting out resale and transfer restrictions under applicable securities laws and the rules of the TSX in substantially the following form and with all necessary information inserted. In circumstances where the Shares are entered into a direct registration or other electronic book-entry system or certificates representing the Shares are not received directly by the Subscriber, the Shares will bear the following legends and the legend set forth in Exhibit 1 and notice is hereby given that the Shares shall be subject to resale and transfer restrictions under applicable securities laws and the rules of the TSX as described in the following legends:

“Unless permitted under securities legislation, the holder of this security must not trade the security before date that is 4 months and a day after the distribution date.”

“The securities represented by this certificate are listed on the Toronto Stock Exchange “TSX”); however, the said securities cannot be traded through the facilities of TSX since they are not freely transferable, and consequently any certificate representing such securities is not “good delivery” in settlement of transactions on TSX.”

(f)

it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than required by law) describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Shares; and

(g)

it has had access to the Corporation’s filings on EDGAR and SEDAR, to substantially final drafts of the Corporation’s report to be filed for the three and nine months ended September 30, 2022, and to certain financial and other information to inform its decision to purchase the Shares, and has read and understands the risk factors relating to the Corporation set forth in the Corporation’s filings on EDGAR and SEDAR and such drafts; and

(h)

it has not become aware of nor has it purchased the Shares as a result of: (i) a general solicitation; (ii) any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display and the internet) with respect to the Offering; or (iii) any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(i)

it understands that the Shares are being offered for sale only on a “private placement” basis and that the sale and delivery of the Shares is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence, under applicable securities laws in Canada: (i) the Subscriber is restricted from using most of the civil remedies available under securities legislation, (ii) the Subscriber may not receive information that would otherwise be required to be provided to it under securities legislation, and (iii) the Corporation is relieved from certain obligations that would otherwise apply under applicable securities legislation; and

(j)

it is purchasing the Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Shares, it is resident in, was offered the Shares in and executed this Subscription Agreement in the jurisdiction set out as the “Subscriber’s Address” on the face page hereof, and it is an “accredited investor” that satisfies the requirements set forth in Rule 501(a) of Regulation D under the United States Securities Act of 1933 (the “U.S. Securities Act”), and has concurrently and duly executed and delivered a Representation Letter attached as Exhibit 1 to this Subscription Agreement; and

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(k)	it certifies that it is not resident in or otherwise subject to applicable securities laws of any province or territory of Canada and it acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares; and

(ii)	there is no government or other insurance covering the Shares; and

(iii)	an investment in the Shares is speculative and involves a high degree of risk and the Subscriber may lose his, her or its entire investment; and

(iv)

there are restrictions on the Subscriber’s ability to resell the Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Shares; and

(v)

the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under applicable Canadian securities laws and, as a consequence of acquiring securities pursuant to this exemption: (i) certain protections, rights and remedies provided by applicable Canadian securities laws, including statutory protections, rights and remedies available under applicable securities laws will not be available to the Subscriber, (ii) the Subscriber will not receive a prospectus or continuous disclosure information that would otherwise be required to be provided under applicable securities laws; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under prospectus requirements of applicable securities laws; and

(vi)	the Shares will not be qualified for distribution under a prospectus in any jurisdiction; and

(vii)

the certificate(s) or other evidence of ownership representing the Shares will be endorsed with a legend stating that the Shares will be subject to restrictions on resale and transfer in accordance with applicable securities legislation and the rules of any applicable stock exchange; and

(viii)

the Corporation may complete additional financings in the future in order to achieve the business plan of the Corporation and to fund its ongoing capital requirements. There is no assurance that such financings will be available and if available, on reasonable terms. Any such future financings may have a dilutive effect on existing shareholders, including the Subscriber. If such future financings are not available, the Corporation may be unable to fund its ongoing development and the lack of capital resources may result in adverse consequences; and

(l)

if the Subscriber is a Fund Subscriber, such Fund Subscriber agrees and irrevocably commits that it or one or more principals of such Fund Subscriber will purchase such number of Shares having an aggregate subscription amount of US$1,000,000 (subject to any adjustment made in accordance with this Section) pursuant to a standby purchase agreement to be entered into by such Fund Subscriber and any one or more principals of such Fund Subscriber and the Corporation in connection with one or more rights offerings by the Corporation to the holders of Shares at any time within one year of the Closing Date (a “Rights Offering”). The subscription price for the Shares purchased by such Fund Subscriber or any one or more principals of such Fund Subscriber pursuant to a Rights Offering shall be the same as the subscription price under the basic subscription privilege (as such term is defined under National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”)). Each Fund Subscriber agrees that such Fund Subscriber’s standby purchase commitment of US$1,000,000 in this paragraph will be increased by the dollar amount, if any, by which such Fund Subscriber’s Aggregate Subscription Amount is reduced under this Offering pursuant to Section 2 of this Subscription Agreement; and

(m)

if it is not a natural person, it pre-existed the Offering and has a bona fide business purpose other than the investment in the Shares and was not created, formed or established solely or primarily to acquire securities, or to permit purchases of securities without a prospectus, in reliance on an exemption from the prospectus requirements of applicable securities legislation; and

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(n)

if it is not a natural person, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, trustees, fiduciaries, shareholders, partners, stakeholders, holders of voting securities or otherwise have been given and obtained; and

(o)	if it is a natural person, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(p)

the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber’s constating documents, or any agreement to which the Subscriber is a party or by which it is bound; and

(q)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(r)

it has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Shares and is able to, and agrees to, bear the economic risk of loss of its investment; and further acknowledges that the business and operations of the Corporation are subject to a number of risk factors and an investment in the Shares involves a high degree of risk and should be considered speculative; and

(s)	the Subscriber does not act jointly or in concert with any other person or company for the purpose of acquiring securities of the Corporation; and

(t)	acknowledges that the Corporation’s counsel is acting as counsel to the Corporation, and not as counsel to the Subscriber; and

(u)

if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Shares; and

(v)

no person has made to the Subscriber any written or oral representations: (i) that any person will resell or repurchase the Shares, (ii) that any person will refund the purchase price of the Shares, or (iii) as to the future price or value of the Shares, and

(w)

the Aggregate Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA; and to the best of its knowledge: (i) no portion of the Aggregate Subscription Amount to be provided by the Subscriber (A) has been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (B) is being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith; and

(x)

the Aggregate Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2021 (the “PATRIOT Act”), and it acknowledges that the Corporation may in the future be required by law to

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disclose its name and other information relating to the Offering and its subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act, and (i) no portion of the Aggregate Subscription Amount to be provided by it (A) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America or any other jurisdiction, or (B) is being tendered on behalf of a person or entity that has not been identified to or by it, and (ii) it shall promptly notify the Corporation if it discovers that any of such representations ceases to be true and provide the Corporation with appropriate information in connection therewith; and

(y)

it is aware that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things: (i) the fact that the Corporation is organized under the laws of Canada; (ii) some or all of the directors and officers of the Corporation may be residents of countries other than the United States; and (iii) all or a substantial portion of the assets of the Corporation and such persons may be located outside the United States; and

(z)

it has been encouraged to obtain independent legal, income tax and investment advice with respect to this Subscription Agreement and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement; and

(aa)	it will notify the Corporation if any representation or warranty contained in this Subscription Agreement becomes untrue.

Representations and Warranties of the Corporation

4.    The Corporation hereby represents and warrants to, and covenants with, the Subscriber as follows and acknowledges that the Subscriber is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)

the Corporation is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement and to observe and perform its obligations under this Subscription Agreement, and this Subscription Agreement constitutes a legal, valid and binding agreement of the Corporation, enforceable in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally and to the general principles of equity, including the availability of equitable remedies); and

(b)	at the Closing Time, the Shares will be validly issued, as fully-paid and non-assessable; and

(c)

the execution and delivery of this Subscription Agreement and the performance by the Corporation of its obligations hereunder will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents or by-laws of the Corporation.

Closing Conditions

5.    The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfilment of the following additional conditions as soon as possible and in any event, with respect to (a) of this Section 5, not later than 5:00 p.m. (Calgary time) on November 22, 2022 or such other date or dates as may be agreed by the Corporation in its sole discretion and, with respect to (b) – (d) of this Section 5, at or before the Closing Time:

(a)

payment by the Subscriber of the Aggregate Subscription Amount by wire transfer to the Corporation, in accordance with the wire instructions set out in Exhibit 2 or by way of certified cheque to DIRTT Environmental Solutions Ltd. The Corporation shall hold the Aggregate Subscription Amount in trust pending completion of Closing;

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(b)	the Corporation having obtained all required regulatory approvals for the completion of the Offering, including approval of the TSX and Nasdaq;

(c)	no proceeding having been commenced to restrain, restrict or prevent the completion of the Offering; and

(d)	no applicable law, order or other decree having come into effect that would make illegal, or otherwise prevent or preclude, the completion of the Offering.

Closing

6.    If this Subscription Agreement is rejected in whole or in part, the Subscriber acknowledges that the unused portion of the Aggregate Subscription Amount will be promptly returned to it without interest or deduction. For the purposes hereof, “business day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks in Calgary, Alberta are not open for business.

7.    The sale of the Shares pursuant to this Subscription Agreement (the “Closing”) will be completed at the offices of Bennett Jones LLP, the Corporation’s counsel, in Calgary, Alberta at 8:00 a.m. (Calgary time) or such other time as is established by the Corporation (the “Closing Time”) on November 23, 2022 or such other date as is established by the Corporation (the “Closing Date”). The Subscriber shall have delivered the Aggregate Subscription Amount by wire transfer to the Corporation, in accordance with the wire instructions set out in Exhibit 2 or by way of certified cheque to the Corporation at DIRTT Environmental Solutions Ltd. at 7303 – 30th Street S.E., Calgary, Alberta T2C 1N6, Attention: Nandini Somayaji not later than 5 p.m. (Calgary time) on November 22, 2022. At the Closing Time (or as soon as practicable afterwards), the Corporation shall deliver to the Subscriber the certificate(s) or other evidence of ownership representing the Shares and the payment by the Subscriber of the Aggregate Subscription Amount shall be deemed to be released from trust without any further action by any party.

8.    The Corporation shall be entitled to rely on an executed copy of this Subscription Agreement delivered via facsimile or electronically (including e-mail), and acceptance by the Corporation of such executed copy of this Subscription Agreement shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. If less than a complete copy of this Subscription Agreement is delivered to the Corporation at the Closing Time, the Corporation shall be entitled to assume that the Subscriber accepts and agrees with all of the terms and conditions of this Subscription Agreement on the pages not delivered at the Closing Time unaltered.

General

9.    The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein and in Exhibit 1 attached hereto will be true and correct both as of the Subscriber’s execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Shares. The representations, warranties and covenants of the Subscriber herein and in Exhibit 1 attached hereto are made with the intent that they be relied upon by the Corporation and its counsel in determining the eligibility of a purchaser of Shares and the Subscriber agrees to indemnify and save harmless the Corporation and its affiliates, shareholders, directors, officers, employees, counsel and agents against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation (by contacting Nandini Somayaji, telephone: (403) 267-0666 or e-mail: nsomayaji@DIRTT.com) of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

10.    The Subscriber acknowledges that this Subscription Agreement and Exhibit 1 hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Shares under applicable securities laws, preparing and registering certificates or the equivalent representing the Shares to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber’s personal information may be disclosed by the Corporation to (i) stock

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exchanges or securities regulatory authorities, (ii) the Corporation’s registrar and transfer agent, (iii) Canadian and U.S. tax authorities, and (iv) any of the other parties involved in the Offering, including legal counsel, and may be included in closing books in connection with the Offering. By executing this Subscription Agreement, the Subscriber consents to the foregoing collection, use and disclosure of the Subscriber’s personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents delivered in connection with this Subscription Agreement as may be required to be filed with any securities regulatory authority in connection with the transactions contemplated hereby. The Subscriber further acknowledges that it has been notified by the Corporation that: (i) the Corporation is required to provide personal information pertaining to the purchasers of Shares required to be disclosed in Schedule 1 of Form 45-106F1 pursuant to National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) (including name, address, email address, telephone number, the number and value of securities purchased, the details of the exemption relied on and if applicable, the status of the purchaser as a registrant and/or an insider of the Corporation), which Form 45-106F1 the Corporation is required to file under NI 45-106; (ii) the personal information will be delivered to the applicable securities regulatory authority or regulator in accordance with NI 45-106; (iii) such personal information is being collected by the securities regulatory authority or regulator under the authority granted to it in securities legislation; (iv) such personal information is being collected for the purposes of the administration and enforcement of the securities legislation of the local jurisdiction; and (v) the public official Alberta who can answer questions about the indirect collection of the personal information is as follows:

Alberta Securities Commission

Suite 600, 250 - 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Facsimile: (403) 297-2082

The Subscriber hereby authorizes the indirect collection of the information by the applicable securities regulatory authority or regulator.

11.    The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the sale of the Shares to the Subscriber shall be borne by the Subscriber.

12.    The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Shares be drawn up in the English language only. Le soussigné reconnaît par les présentes avoir consenti et exigé que tous les documents faisant foi ou se repportant de quelque manière à la vente de ces actions soient rédigés en anglais seulement.

13.    The contract arising out of this Subscription Agreement and all documents relating thereto are governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta.

14.    Time is of the essence hereof.

15.    This Subscription Agreement (including the Exhibits hereto) represents the entire agreement of the parties hereto relating to the subject matter hereof, superseding all prior oral and written agreements, understandings, representations and warranties of courses of conduct and dealing between the parties, and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

16.    The terms and provisions of this Subscription Agreement are binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for as otherwise herein provided, this Subscription Agreement is not assignable by any party hereto without the prior written consent of the other parties.

17.    The Subscriber agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber.

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18.    Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

19.    The invalidity, illegality or unenforceability of any provision of this Subscription Agreement does not affect the validity, legality or enforceability of any other provision hereof.

20.    The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

21.    The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

22.    In this Subscription Agreement (including the Exhibits hereto), references to “$” or US$ are to United States dollars, unless otherwise indicated.

23.    The Subscriber shall complete, sign and return to the Corporation any additional documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

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EXHIBIT 1

REPRESENTATION LETTER

(FOR ALL SUBSCRIBERS)

TO:    DIRTT Environmental Solutions Ltd. (the “Corporation”)

(Capitalized terms not specifically defined in this Exhibit have the meaning ascribed to them in the Subscription Agreement to which this Exhibit is attached)

In connection with the execution by the undersigned Subscriber of the Subscription Agreement which this Representation Letter forms a part of, the undersigned Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.    It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and it is able to bear the economic risk of loss of its entire investment.

2.    It is aware of the characteristics of the Shares and of their speculative nature.

3.    The Corporation has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and it has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Shares. It has had access to the Corporation’s filings on EDGAR and SEDAR, to substantially final drafts of the Corporation’s report to be filed for the nine months ended September 30, 2022, and to certain financial and other information to inform its decision to purchase the Shares, and it has read and understands the risk factors relating to the Corporation set forth in the Corporation’s filings on EDGAR and SEDAR and such drafts.

4.    It is acquiring the Shares as principal for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares. It has no present intention of selling, granting any participation in, or otherwise distributing the Shares, nor has it entered into any agreement to do so.

5.    It understands the Shares have not been and will not be registered under the United States Securities Act of 1933 (the “U.S. Securities Act”), or the securities laws of any state of the United States, and that the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” as defined in Rule 501(a) of Regulation D (“Regulation D”) under the U.S. Securities Act in reliance on the exemption from such registration under Section 4(a)(2) of the U.S. Securities Act and Rule 506(b) of Regulation D and similar exemptions under applicable state securities laws. The Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act, and therefore cannot be offered, sold, pledged or otherwise transferred, directly or indirectly, unless they are registered under the U.S. Securities Act or unless an exemption or exclusion from registration thereunder is available.

6.    It satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000;

A trust that (a) has total assets in excess of US$5,000,000, (b) was not formed for the specific purpose of acquiring the Shares and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Shares;

A bank as defined in Section 3(a)(2) of the U.S. Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual capacity or fiduciary capacity;

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A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934;

An investment adviser registered pursuant to section 203 of the United States Investment Advisers Act of 1940 (“Advisers Act”) or registered pursuant to the laws of a state;

An investment adviser relying on the exemption from registering with the U.S. Securities and Exchange Commission (“SEC”) under section 203(l) or (m) of the Advisers Act;

An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act;

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees that has total assets in excess of US$5,000,000;

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, for which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or that has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Regulation D under the U.S. Securities Act);

An investment company registered under the United States Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act;

A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended;

A private business development company as defined in Section 202(a)(22) of the Advisers Act;

A director, executive officer or general partner of the Corporation;

A natural person whose individual net worth[1], or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US$1,000,000;

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

X	An entity in which all of the equity owners meet one or more of the categories set forth above;

A natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act (i) with assets under management in excess of US$5,000,000, (ii) that was not formed for the specific purpose of acquiring the Shares, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

[1]

In determining “net worth,” “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Shares are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the Closing.

2

UNITED STATES

7.    It has not purchased the Shares as a result of any form of general solicitation or general advertising (as such terms are used in Regulation D under the U.S. Securities Act), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, internet, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

8.    If it decides to offer, sell, pledge or otherwise transfer any of the Shares, it will not offer, sell, pledge or otherwise transfer any of such Shares, directly or indirectly, unless:

(a)	the transfer is made pursuant to registration of the Shares under the U.S. Securities Act;

(b)	the transfer is to the Corporation;

(c)

the transfer is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations, taking into account the nature of the securities as restricted securities of a U.S. domestic issuer under Rule 144;

(d)

the transfer is made pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by (i) Rule 144 or (ii) Rule 144A thereunder, if available, and, in either case, in accordance with any applicable U.S. state securities or “blue sky” laws; or

(e)	the Shares are transferred in any other transaction that does not require registration under the U.S. Securities Act; and

it has prior to any transfer pursuant to subsection (d)(i) or (e) (and if required by the Corporation or the registrar and transfer agent for the Shares, subsection (b)) furnished to the Corporation an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Corporation to such effect.

9.    Upon the original issuance of the Shares, until such time as it is no longer required under applicable requirements of the U.S. Securities Act or applicable U.S. state securities laws, the certificates representing the Shares (and any certificates issued in exchange or substitution for the Shares) will bear a legend (in addition to any additional legends prescribed in this Subscription Agreement) in substantially the form as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “U.S. SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING THESE SECURITIES, AGREES FOR THE BENEFIT OF DIRTT ENVIRONMENTAL SOLUTIONS LTD. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY: (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN THE CASE OF (1) AND (2) ABOVE, IN COMPLIANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS; PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (E) ABOVE, A LEGAL OPINION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION MUST BE FIRST PROVIDED THAT THE SALE OF SUCH SECURITIES IS NOT REQUIRED TO BE REGISTERED UNDER THE U.S. SECURITIES ACT.”

3

UNITED STATES

In the case of a transfer outside the United States in accordance with Rule 904 of Regulation S, a new certificate, which will constitute “good delivery” in settlement of transactions on Canadian stock exchanges, will be made available to the Subscriber upon provision by the Subscriber of a declaration in a customary form that is acceptable to the Corporation, together with any other evidence, which may include a legal opinion reasonably satisfactory in form and substance to the Corporation, required by the Corporation or the registrar and transfer agent for the Shares.

If any of the Shares are being sold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the registrar and transfer agent of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation, to the effect that the transfer is exempt from the registration requirements of the U.S. Securities Act and that the legend is no longer required under applicable requirements of the U.S. Securities Act.

10.    It understands and acknowledges that the Corporation is not obligated to file or to qualify and has no present intention of filing with the SEC or with any state securities administrator any registration statement in respect of resales of the Shares in the United States.

11.    It understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, holding or disposition of the Shares. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under any federal, state, provincial, local or foreign tax law of the undersigned’s acquisition, holding or disposition of such Shares and the Subscriber acknowledges that it is solely responsible for determining the tax consequences of its investment. In particular, no determination has been made whether the Corporation is, or will be, a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.

12.    It consents to the Corporation making a notation on its records or giving instructions to any transfer agent for the Shares in order to implement the restrictions on transfer set forth and described in this Exhibit 1.

13.    It understands that the Shares are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and that the U.S. Securities Act and the rules of the SEC provide that the Subscriber may dispose of the Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption or exclusion from registration under the U.S. Securities Act, and the Subscriber understands that the Corporation has no obligation to register any of the Shares or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder) or U.S. state securities laws. It is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby (including any limitations imposed upon “affiliates” of a company). Accordingly, the Subscriber understands that absent registration, under the rules of the SEC, the Subscriber may be required to hold the Shares indefinitely or to transfer the Shares in “private placements” that are exempt from registration under the U.S. Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Subscriber. As a consequence, the Subscriber understands that it must bear the economic risks of the investment in the Shares for an indefinite period of time.

14.    Upon execution of this Exhibit 1 by the undersigned Subscriber, this Exhibit 1 shall be incorporated into and form a part of the Subscription Agreement to which this Exhibit is attached.

[Signature follows on next page]

4

UNITED STATES

Dated: November         , 2022.

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from the Subscriber)

Title

5

Schedule

10.1

Shareholder, Director or Executive Officer	Subscription Amount (US$)
Jeff Dopheide	$100,000
Aron English	$500,000
Douglas Edwards	$50,000
Rich Hunter	$200,000
Brad Little	$50,000
Cory Mitchell	$100,000
Scott Robinson	$80,000
Scott Ryan	$75,000
Ken Sanders	$50,000
Benjamin Urban	$100,000
726 BC LLC	$250,000
726 BF LLC	$500,000